UNITED STATES

SECURITIES AND EXCHANGE COMMISSION WASHINGTON, DC 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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□Preliminary Proxy Statement

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☒Definitive Proxy Statement

□Definitive Additional Materials

□Soliciting Material Pursuant to §240.14a-12

SECURITY NATIONAL FINANCIAL CORPORATION

(Name of Registrant as Specified In Its Charter)

_________________________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SECURITY NATIONAL FINANCIAL CORPORATION

121 West Election Road, Suite 300 Draper, Utah 84020

May 14, 2021

Dear Stockholders:

On behalf of the Board of Directors (the “Board”), it is my pleasure to invite you to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of Security National Financial Corporation (the “Company”) to be held on Friday, June 25, 2021, beginning at 10:00 a.m., Mountain Daylight Time, at 121 West Election Road, Suite 300, Draper, Utah 84020. The formal notice of the Annual Meeting and the Proxy Statement have been made a part of this invitation.

The matters to be addressed at the meeting will include (1) the election of ten directors; (2) the approval, on an advisory basis, of the compensation of the Company’s named executive officers; (3) the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accountants for the fiscal year ended December 31, 2021; and (4) the transaction of such other business as may properly come before the Annual Meeting, or any adjournments or postponements thereof. Please refer to the Proxy Statement for detailed information on each of the proposals and the Annual Meeting. I will also report on the Company’s business activities and answer any stockholder questions.

The Company will be providing access to its proxy materials over the Internet under the United States Securities and Exchange Commission’s “notice and access” rules. Accordingly, on or about May 17, 2021, you will receive a Notice of Internet Availability of Proxy Materials, which will provide instructions on how to access the Company’s Proxy Statement and 2020 Annual Report online. This approach conserves natural resources and reduces the Company’s printing and distribution costs, while providing a timely and convenient method of accessing the materials and voting. The notice also contains instructions on how to receive a paper copy of the Company’s proxy materials, including the Proxy Statement, the 2020 Annual Report, and a proxy card.

The Company intends to hold its Annual Stockholders Meeting in person. The Company will also provide a non- interactive broadcast of the meeting via the Internet. Please monitor the Company’s Annual Meeting website at www.securitynational.com/annualmeeting for updated information. As always, the Company encourages you to vote your shares prior to the Annual Meeting.

Your vote is important. Regardless of whether you plan to attend the Annual Meeting, please promptly submit your proxy over the Internet by following the instructions found on your notice. As an alternative, you may follow the procedures outlined in your notice to request a paper proxy card to submit your vote by mail.

Thank you for your support of Security National Financial Corporation. We look forward to your attendance at the Annual Meeting.

Sincerely yours,

/s/ Scott M. Quist

Scott M. Quist

Chairman of the Board, President, and Chief Executive Officer

SECURITY NATIONAL FINANCIAL CORPORATION

121 West Election Road, Suite 300 Draper, Utah 84020

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 25, 2021

Dear Stockholders:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Annual Meeting”) of Security National Financial Corporation (the “Company”), a Utah corporation, will be held on Friday, June 25, 2021, at 121 West Election Road, Suite 300, Draper, Utah 84020, beginning at 10:00 a.m., Mountain Daylight Time, to consider and act upon the following:

1.

To elect a Board of Directors consisting of ten directors (three directors to be elected exclusively by the Class A common stockholders voting separately as a class, and the remaining seven directors to be elected by the Class A and Class C common stockholders voting together) to serve until the next Annual Meeting of Stockholders and until their successors are elected and qualified;

2.	To approve, on an advisory basis, the compensation of the Company’s named executive officers;

3.	To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accountants for the fiscal year ended December 31, 2021; and

4.	To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

The Board of Directors has fixed the close of business on April 30, 2021, as the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof.  A list of such stockholders will be available for examination by a stockholder for any purpose relevant to the meeting during ordinary business hours at the offices of the Company at 121 West Election Road, Suite 100, Draper, Utah 84020 during the 20 days prior to the meeting.

By order of the Board of Directors,

/s/ Jeffrey R. Stephens
Jeffrey R. Stephens
Senior General Counsel and Secretary

May 14, 2021
Draper, Utah

Important Notice Regarding the Availability of Proxy Materials for the Security National Financial Corporation Annual Meeting to be held on June 25, 2021

The Proxy Statement and the Company’s 2020 Annual Report are available at

www.securitynational.com/shareholders

Security National Financial Corporation Proxy Statement

SECURITY NATIONAL FINANCIAL CORPORATION

121 West Election Road, Suite 100 Draper, Utah 84020

PROXY STATEMENT

For Annual Meeting of Stockholders To Be Held on Friday, June 25, 2021

GENERAL INFORMATION

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Security National Financial Corporation (the “Company”) for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Friday, June 25, 2021 at 121 West Election Road, Suite 300, Draper, Utah 84020, beginning at 10:00 a.m., Mountain Daylight Time, or at any adjournments or postponements thereof. The shares covered by the enclosed proxy, if such is properly executed and received by the Board of Directors prior to the meeting, will be voted in favor of the proposals to be considered at the Annual Meeting, and in favor of the election of the nominees to the Board of Directors (three nominees to be elected by the Class A common stockholders voting separately as a class, and seven nominees to be elected by the Class A and Class C common stockholders voting together) as listed unless such proxy specifies otherwise, or the authority to vote in the election of directors is withheld.

A proxy may be revoked at any time before it is exercised by giving written notice to the Secretary of the Company at 121 West Election Road, Suite 100, Draper, Utah, 84020, Attention: Jeffrey R. Stephens, by submitting in writing a proxy bearing a later date, by authorizing a proxy again on a later date on the Internet or by telephone, or by attending the Annual Meeting and voting in person. Stockholders may vote their shares in person if they attend the Annual Meeting, even if they have executed and returned a proxy. This Proxy Statement and accompanying proxy card are being mailed to stockholders on or about May 14, 2021.

If a stockholder wishes to assign a proxy to someone other than the directors' proxy committee, all names appearing on the proxy card must be crossed out and the name(s) of another person or persons (not more than two) inserted. The signed card must be presented at the meeting by the person(s) representing the stockholder.

The cost of this solicitation will be borne by the Company. The Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers, and regular employees, without additional compensation.

The matters to be brought before the Annual Meeting are (1) to elect directors to serve for the ensuing year; (2) to approve, on an advisory basis, the compensation of the Company’s named executive officers; (3) to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accountants for the fiscal year ended December 31, 2021; and (4) to transact such other business as may properly come before the Annual Meeting.

RECORD DATE AND VOTING INFORMATION

Only holders of record of common stock at the close of business on April 30, 2021, will be entitled to vote at the Annual Meeting.  As of April 30, 2021, there were issued and outstanding (including treasury stock) 16,701,916 shares of Class A common stock, $2.00 par value per share, and 2,631,076 shares of Class C common stock, $2.00 par value per share, resulting in a total of 19,332,992 shares of Class A and Class C common stock. A majority of the outstanding shares of Class A and Class C common stock (or 9,666,497 shares) will constitute a quorum for the transaction of business at the meeting. A list of the Company’s stockholders will be available for review at the Company’s executive offices during regular business hours for a period of 20 days before the Annual Meeting. In addition, as of December 31, 2020, there were issued and outstanding (including treasury stock) 16,595,783 shares of Class A common stock and 2,679,603 shares of Class C common stock.

Proxies received at any time before the Annual Meeting, and not revoked or superseded before being voted, will be voted at the Annual Meeting. If a proxy indicates a specification, it will be in accordance with the specification. If no specification is indicated, the proxy will be voted for approval of the election of the directors recommended by the Board of

Directors; for approval, on an advisory basis, of the compensation of the Company’s named executive officers; for the appointment of Deloitte & Touche LLP as the Company’s independent registered public accountants for the fiscal year ended December 31, 2021; and, in the discretion of the persons named in the proxy, to transact such other business that may properly come before the meeting, or any adjournments or postponements of the meeting. You may also vote in person by ballot at the Annual Meeting.

The Company's Articles of Incorporation provide that the Class A common stockholders and Class C common stockholders have different voting rights in the election of directors. The Class A common stockholders voting separately as a class will be entitled to vote for three of the ten directors to be elected (the nominees to be voted upon by the Class A common stockholders separately consist of Messrs. Scott M. Quist, John L. Cook, and Jason G. Overbaugh.

The remaining seven directors will be elected by the Class A and Class C common stockholders voting together (the nominees to be so voted upon consist of Mr. Gilbert A. Fuller, Robert G. Hunter, M.D., Ms. Ludmya (Mia) B. Love, Mr. H. Craig Moody, Ms. Shital A. Mehta (a/k/a Alexandra Mysoor), Mr. S. Andrew Quist, and Mr. Adam G. Quist, with the Class A common stockholders having one vote per share and the Class C common stockholders having ten votes per share. For the other business to be conducted at the Annual Meeting, the Class A and Class C common stockholders will vote together with the Class A common stockholders having one vote per share and the Class C common stockholders having ten votes per share. The Class A common stockholders will receive a different form of proxy than the Class C common stockholders.

INTERNET AVAILABILITY OF PROXY MATERIALS

The Company will be providing access to its proxy materials over the Internet under the United States Securities and Exchange Commission’s “notice and access” rules. Accordingly, on or about May 17, 2021, stockholders will receive a Notice of Internet Availability of Proxy Materials, which will provide instructions on how to access the Company’s Proxy Statement and 2020 Annual Report online. This is designed to reduce the Company’s printing and mailing costs and the environmental impact of its proxy materials. The notice also contains instructions on how to receive a paper copy of the Company’s proxy materials, including the Proxy Statement, the 2020 Annual Report, and a proxy card.

Regardless of whether stockholders plan to participate in the Annual Meeting, stockholders should promptly submit their proxy over the Internet by following the instructions found on the notice. As an alternative, stockholders may follow the procedures outlined in the notice to request a paper proxy card in order to submit their vote by mail.

VOTING SHARES AT THE ANNUAL MEETING

Holders of record of the Company’s shares of Class A and Class C common stock as of the close of business on the record date, April 30, 2021, are entitled to receive notice of, and to vote at, the Annual Meeting. The outstanding shares of Class A and Class C common stock constitute the only classes of securities entitled to vote at the Annual Meeting and each share of Class A common stock entitles the holder to one vote and each share of Class C common stock entitles the holder to ten votes. There are three ways to authorize a proxy to vote the shares held by the holders of Class A common stock and Class C common stock:

1.

Vote by Internet - Holders of shares of Class A and Class C common stock can use the Internet at www.proxyvote.com to transmit voting instructions and for electronic delivery of information up until 11:59 p.m., Eastern Time on June 24, 2021. Such stockholders should have their proxy card in hand when they access the Company’s website and follow the instructions to obtain their records and to create an electronic voting instruction form;

2.

Vote by Telephone - Stockholders located in the United States can authorize their proxy by touch-tone telephone by calling 1-800-690-6903 to transmit their voting instructions up until 11:59 p.m., Eastern Time on June 24, 2021. Stockholders should have their proxy card in hand when they call and then follow the instructions; or

3.

Vote by Mail - Stockholders receiving proxy materials by mail may authorize a proxy by mail by signing and dating the proxy, then returning it in the postage-paid envelop that has been provided, or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717.

If the holders of shares of Class A and Class C common stock are held in the name of a bank, broker or other holder of record, such stockholders will receive instructions from the holder of record. Stockholders must follow the instructions of the holder of record in order for shares to be voted. Internet and telephone proxy authorization also will be offered to stockholders owning shares through certain banks and brokers. If such shares are not registered in the stockholder’s own name and the stockholder plans to vote such shares in person at the Annual Meeting, such stockholder should contact such stockholder’s broker or agent to obtain a legal proxy or broker’s proxy card and submit it by mail or bring it to the Annual Meeting in order to vote.

Shares will be voted as the stockholder of record instructs. The persons named as proxies on the proxy card will vote as recommended by the Company’s Board of Directors on any matter for which a stockholder has not given instructions. The Board of Directors’ recommendations appear at the end of each of the proposals.

REVOKING A PROXY

Stockholders of record may revoke their proxy and change votes any time before their votes are cast by:

1.

Giving written notice of revocation to the attention of Jeffrey R. Stephens, Senior General Counsel and Secretary, Security National Financial Corporation, 121 West Election Road, Suite 100, Draper, Utah 84020 prior to the Annual Meeting.

2.	Authorizing a proxy again on a later date on the Internet or by telephone (only the latest Internet or telephone proxy submitted prior to the Annual Meeting will be counted);

3.	Signing and forwarding to the Company a later-dated proxy; or

4.	Attending the Annual Meeting and voting shares of the Company’s Class A common stock or Class C common stock in person.

CONTINGENCY PLAN FOR ANNUAL MEETING

The Company intends to hold its Annual Stockholders Meeting in person and to provide a non-interactive broadcast of the meeting via the Internet. The Company is actively monitoring the coronavirus (COVID-19) and is sensitive to the public health and travel concerns that its stockholders may have and the protocols that federal, state, and local governments may impose. The Company will provide a non-interactive broadcast of the Annual Meeting. Access to the broadcast will be at www.securitynational.com/annualmeeting. Whether or not you are planning on attending in person, please monitor the Company’s website at www.securitynational.com/annualmeeting for updated information at least one week prior to the meeting date. As always, the Company encourages you to vote your shares prior to the Annual Meeting.

ELECTION OF DIRECTORS

PROPOSAL 1

The Nominees

It is proposed that the Company’s Board of Directors shall consist of ten directors. All directors are elected annually to serve until the next annual meeting of the stockholders and until their respective successors are duly elected and qualified, or until their earlier resignation or removal. The nominees for the upcoming election of directors include six independent directors, as defined in the applicable rules for companies whose stock is traded on The Nasdaq Stock Market, and four members of the Company’s senior management. Seven of the nominees for director have served as directors since the 2020 Annual Meeting.

The nominees to be elected by the holders of Class A common stock are as follows:

Name	Age	Director Since	Position(s) with the Company

Scott M. Quist	67	1986	Chairman of the Board, President, and Chief Executive Officer
John L. Cook	66	2013	Director
Jason G. Overbaugh	46	2013	Vice President, National Marketing Director of Life Insurance, and Director

The nominees for election by the holders of Class A and Class C common stock, voting together, are as follows:

Name	Age	Director Since	Position(s) with the Company

Gilbert A. Fuller	80	2012	Director
Robert G. Hunter, M.D.	61	1998	Director
Ludmya B. Love	45	–	–
H. Craig Moody	69	1995	Director
Shital A. Mehta	40	–	–
S. Andrew Quist	40	2013	Vice President, General Counsel, and Director
Adam G. Quist	35		Vice President – Memorial Services, Assistant Secretary, and General Counsel

The following is a description of the business experience of each of the nominees and directors.

Scott M. Quist has served as Chairman of the Board and Chief Executive Officer of the Company since 2012. Mr. Scott Quist also serves as the Company’s President, a position he has held since 2002.  He has additionally served as   a director of the Company since 1986. From 1993 to 2013, Mr. Quist served as Treasurer and a director of the National Alliance of Life Companies (NALC), a national trade association of over 200 life insurance companies, and as its President from 1990 to 2000. From 1986 to 1991, Mr. Quist was Treasurer and a director of The National Association of Life Companies, a trade association of 642 insurance companies until its merger with the American Council of Life Companies. Mr. Quist has been a member of the Board of Governors of the Forum 500 Section (representing small insurance companies) of the American Council of Life Insurance. He has also served as a regional director of Key Bank of Utah since 1993. Mr. Quist holds a B.S. degree in Accounting from Brigham Young University and received his law degree also from Brigham Young University. Mr. Quist’s significant expertise and deep understanding of the technical, organizational and strategic business aspects of the insurance industry, his management expertise, his 19-year tenure as President of the Company and 34-year tenure as a director, and his years of business and leadership experience led the Board of Directors to conclude that Mr. Quist should serve as Chairman of the Board, President, and Chief Executive Officer of the Company.

John L. Cook has served as a director of the Company since 2013. Mr. Cook has served since 1982 as co-owner and operator of Cook Brothers Painting, Inc., a company that provides painting services for contractors and builders of residential and commercial properties. In addition, Mr. Cook attended the University of Utah. As a director Mr. Cook advises the Board concerning the Company’s investments in commercial and residential real estate projects. Moreover, Mr. Cook’s extensive background in construction and building is important as the Company continues to acquire new real estate holdings and develop its current portfolio of undeveloped land. Mr. Cook’s years of experience in the construction industry and with construction projects led the Board of Directors to conclude that he should serve as a director of the Company.

Jason G. Overbaugh has served as a director of the Company since 2013. Mr. Overbaugh has also served as a Vice President and the Assistant Secretary of the Company from 2002 to 2013. Mr. Overbaugh has additionally served as Vice President and National Marketing Director of Security National Life Insurance Company since 2006. From 2003 to 2006, he served as a Vice President of Security National Life Insurance Company with responsibilities as an investment manager over construction lending and commercial real estate investments. From 2000 to 2003, Mr. Overbaugh served as a Vice President of Memorial Estates, Inc., with responsibilities over operations and sales. Mr. Overbaugh has served since 2007 as a director of the LOMA Life Insurance Council, a trade association of life insurance companies.  He is also a member of the NFDA Trade Association. Mr. Overbaugh received a B.S. degree in Finance from the University of Utah. Mr. Overbaugh’s expertise in insurance and marketing, and his 24 years of experience with the Company in its insurance, real estate, and mortuary and cemetery operations led the Board of Directors to conclude that he should serve as a director of the Company.

Gilbert A. Fuller has served as a director of the Company since 2012. From 2006 until his retirement in 2008, Mr. Fuller served as Executive Vice President, Chief Financial Officer, and Secretary of USANA Health Sciences, Inc., a multinational manufacturer and direct seller of nutritional supplements. Mr. Fuller joined USANA in 1996 as the Vice President of Finance and served in that role until 1999 when he was appointed as its Senior Vice President. Mr. Fuller has served as a member of the Board of Directors of USANA since 2008. Mr. Fuller received a B.S. degree in Accounting and an M.B.A. degree from the University of Utah. Mr. Fuller’s accounting, finance, and corporate strategy expertise and his years of financial, accounting and business experience with public and private companies, including USANA Health Sciences, Inc., which is listed on the New York Stock Exchange, where he served as an executive officer and continues to serve as a director, led the Board of Directors to conclude that he should serve as a director of the Company.

Robert G. Hunter, M.D. has served as a director of the Company since 1998. Dr. Hunter is currently a practicing physician in private practice. Dr. Hunter is Department Head of Otolaryngology, Head, and Neck Surgery at Intermountain Medical Center

and a past President of the medical staff of the Intermountain Medical Center. He is also a delegate to the Utah Medical Association and has served as a delegate representing the State of Utah to the American Medical Association. Dr. Hunter holds a B.S. degree in Microbiology from the University of Utah and received his medical degree from the University of Utah College of Medicine. Dr. Hunter’s medical expertise and experience, and his administrative and leadership experience from serving in a number of administrative positions in the medical profession led the Board of Directors to conclude that he should serve as a director of the Company.

Ludmya (Mia) B. Love served two terms (2015-2019) as the United States Representative for Utah’s 4th Congressional District. While serving in Congress, Ms. Love was a member of the prestigious House Financial Services Committee. She also served on the Terrorism and Illicit Finance Subcommittee, the Monetary Policy and Trade Subcommittee, and the Financial Institutions and Consumer Credit Subcommittee. Prior to her service in Congress, Ms. Love served for ten years on the Saratoga Springs City Council and as Mayor of Saratoga Springs, Utah. Ms. Love received a Bachelor of Fine Arts degree from the University of Hartford. She was also awarded an Honorary Doctorate of Law degree from the University of Hartford. Ms. Love taught as a Fellow at the Georgetown University Institute of Politics as part of the Fall 2020 cohort, and is currently a Senior Fellow for the United States Study Center for Politics in Sydney Australia. Ms. Love is also a regular political commentator on CNN cable news network. Ms. Love’s experience and leadership in financial and governmental affairs led the Board of Directors to conclude that she should serve as a director of the Company.

H. Craig Moody has served as a director of the Company since 1995. Mr. Moody is owner of Moody & Associates, a political consulting and real estate company. He is a former Speaker and House Majority Leader of the House of Representatives of the State of Utah. From 1989 to 1992, Mr. Moody was Co-Chairman of the Utah Legislative Audit Committee. Mr. Moody received a B.S. degree in Political Science from the University of Utah. Mr. Moody’s real estate and governmental affairs expertise and years of business and leadership experience led the Board of Directors to conclude that he should serve as a director of the Company.

Shital A. Mehta (a/k/a Alexandra Mysoor) is the founder and Chairwoman of Mysoor Industries, a multinational conglomerate involved in manufacturing, e-commerce, media, trading, and investments. Ms. Mehta is a self-made entrepreneur and operating executive. Ms. Mehta started her first company, a digital marketing agency, at the age of 24 and subsequently co-founded a social commerce company engaged in accelerating socially and environmentally conscious living. Ms. Mehta is also the executive producer and host of The Alexandra Mysoor Show, which airs on Rukus Avenue Radio, Dash Radio, YouTube, Amazon, Spotify, JioSaavn and wherever podcasts are found. Ms. Mehta received a Bachelor of Arts degree from the University of California at Berkeley in Interdisciplinary Field Studies and studied fashion at the Fashion Institute of Design & Merchandising in Los Angeles. Ms. Mehta’s experience in administration, marketing, sales, and e-commerce led the Board of Directors to conclude that she should serve as a director of the Company.

S. Andrew Quist has served as a director of the Company since 2013. Mr. Andrew Quist has also served as a Vice President of the Company since 2010. In addition, from 2007 to 2017, he served as the Company’s Associate General Counsel and since 2017 as the Company’s General Counsel, where his responsibilities have included the Company’s regulatory matters and acquisitions. In addition, Mr. Quist has served as Executive Vice President and Chief Operating Officer since 2010, and as Vice President from 2008 to 2010 of C&J Financial, LLC, which funds the purchase of funeral and burial policies from funeral homes after the death of the insureds. Mr. Quist has also served since 2013 as a director of the National Alliance of Life Companies (NALC), a national trade association of over 200 life insurance companies. From 2014 to 2016, he served as President of the NALC. Mr. Quist previously served as President of the Utah Life Convention, a consortium of Utah domestic life insurers. Mr. Quist holds a B.S. degree in Accounting from Brigham Young University and received his law degree from the University of Southern California. Mr. Quist is a member of the State Bar of California. Mr. Quist’s expertise in insurance, legal, and regulatory matters led the Board of Directors to conclude that he should serve as a director of the Company.

Adam G. Quist has served as Vice President – Memorial Services and Assistant Secretary of the Company since 2015. From 2015 to 2017, he also served as the Company’s Associate General Counsel. Since 2017, Mr. Quist has served as the Company’s General Counsel. Mr. Quist has also served since 2015 as Vice President of Memorial Estates, Inc. (“Memorial Estates”) and since 2016 as Chief Operating Officer of Memorial Estates. Additionally, Mr. Quist has served since 2015 as Vice President of Memorial Mortuary, Inc. (“Memorial Mortuary”) and since 2016 as Chief Operating Officer of Memorial Mortuary. Both Memorial Estates and Memorial Mortuary are wholly owned subsidiaries of the Company. Mr. Quist has served on the ACLI’s Life Insurance Committee since 2019. Additionally, he has been serving on the Board of Directors for Special Olympics Utah since January 2021. Mr. Quist holds a B.S. degree and a Master’s degree in Accounting with an emphasis on taxation from Brigham Young University. He received his law degree from the University of Utah. Mr. Quist is a member of the Utah State Bar. Mr. Quist’s expertise in administration, insurance, legal, and accounting matters led the Board of Directors to conclude that he should serve as a director of the Company.

The Board of Directors recommends that stockholders vote “FOR” the election of each of the director nominees.

The Board of Directors, Board Committees, and Meetings

The Company's Bylaws provide that the Board of Directors shall consist of not fewer than five nor more than twelve. The term of office of each director is for a period of one year or until the election and qualification of his successor. A director is not required to be a resident of the State of Utah or a stockholder of the Company. The Board of Directors held a total of five meetings during the fiscal year ended December 31, 2020. Each of the directors attended 75% or more of the meetings of the Board of Directors during 2020.

The size of the Board of Directors of the Company is proposed to be ten members. A majority of the Board of Directors must qualify as “independent” as that term is defined in Rule 4200 of the listing standards of The Nasdaq Stock Market. The Board of Directors has affirmatively determined that six of the ten nominees for the Board of Directors, namely Messrs. John L. Cook, Gilbert A. Fuller, Robert G. Hunter, M.D., and H. Craig Moody, and Mses. Ludmya B. Love and Shital A. Mehta are independent under the listing standards of The Nasdaq Stock Market.

Unless authority is withheld by your proxy, it is intended that the Class A or Class C common stock represented by your proxy will be voted for the respective nominees listed above. If any nominee should not serve for any reason, the proxy will be voted for such person as shall be designated by the Board of Directors to replace such nominee. The Board of Directors has no reason to expect that any nominee would be unable to serve. There is no arrangement between any of the nominees and any other person or persons pursuant to which he or she was or is to be selected as a director.  There is no family relationship between or among any of the nominees, except that Scott M. Quist is the father of S. Andrew Quist and Adam G. Quist and the uncle of Jason G. Overbaugh.

There are four committees of the Board of Directors, which meet periodically during the year: the Audit Committee, the Compensation Committee, the Executive Committee, and the Nominating and Corporate Governance Committee.

The Audit Committee directs the auditing activities of the Company's internal auditors and outside public accounting firm and approves the services of the outside public accounting firm. The Audit Committee consists of Messrs. John L. Cook, Gilbert A. Fuller, H. Craig Moody, and Norman G. Wilbur (Chairman of the committee). During 2020, the Audit Committee met on three occasions.

The Compensation Committee is responsible for recommending to the Board of Directors for approval the annual compensation of each executive officer of the Company and the executive officers of the Company's subsidiaries, developing policy in the areas of compensation and fringe benefits, contributions under the Employee Stock Ownership Plan, contributions under the 401(k) Retirement Savings Plans, Non-Qualified Deferred Compensation Plan, granting of options under the stock option plans, and creating other employee compensation plans. The Compensation Committee consists of Messrs. John L. Cook, Gilbert A. Fuller, Robert G. Hunter, M.D., H. Craig Moody, and Norman G. Wilbur (Chairman of the Committee). The Compensation Committee is composed solely of independent directors, as defined in the listing standards of The Nasdaq Stock Market. During 2020, the Compensation Committee met on two occasions.

The Executive Committee reviews Company policy, major investment activities and other pertinent transactions of the Company. The Executive Committee consists of Messrs. Gilbert A. Fuller, H. Craig Moody, S. Andrew Quist, and Scott M. Quist (Chairman of the committee). During 2020, the Executive Committee met on one occasion.

The Nominating and Corporate Governance Committee identifies individuals qualified to become Board members consistent with the criteria approved by the Board, recommends to the Board the persons to be nominated by the Board for election as directors at a meeting of stockholders, and develops and recommends to the Board a set of corporate governance principles. The Nominating and Corporate Governance Committee consists of Messrs. John L. Cook, Gilbert A. Fuller, Robert G. Hunter, M.D., H. Craig Moody (Chairman of the committee), and Norman G. Wilbur. The Nominating and Corporate Governance Committee is composed solely of independent directors, as defined in the listing standards of The Nasdaq Stock Market. During 2020, the Nominating and Corporate Governance Committee met on two occasions.

Director Nominating Process

The process for identifying and evaluating nominees for directors include the following steps: (1) the members of the Nominating and Corporate Governance Committee, Chairman of the Board or other Board members identify a need to fill vacancies or add newly created directorships; (2) the Chairman of the Nominating and Corporate Governance Committee initiates a search and seeks input from Board members and senior management and, if necessary, obtains advice from legal or other advisors; (3) director candidates, including any candidates properly proposed by stockholders in accordance with the Company’s Bylaws, are identified and presented to the Nominating and Corporate Governance Committee; (4) initial interviews with candidates are conducted by the Chairman of the Nominating and Corporate Governance Committee; (5) the Nominating and Corporate Governance Committee meets to consider and approve final candidate(s) and conduct further interviews as necessary; and (6) the Nominating and Corporate Governance Committee makes recommendations to the Board for inclusion in the slate of directors at the annual meeting. The evaluation process will be the same whether the nominee is recommended by a stockholder or by a member of the Board of Directors.

Meetings of Non-Management Directors

The Company's independent directors meet regularly in executive session without management. The Board of Directors has designated a lead director to preside at executive sessions of independent directors. Mr. H. Craig Moody is currently the lead director.

Stockholder Communications with the Board of Directors

Stockholders who wish to communicate with the Board of Directors or a particular director may send a letter to Jeffrey R. Stephens, Senior General Counsel and Secretary, Security National Financial Corporation, 121 West Election Road, Suite 100, Draper, Utah 84020. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Stockholder-Board Communication” or “Stockholder-Director Communication.” All such letters must identify the author as a stockholder and clearly state whether the intended recipients are all members of the Board or just certain specified individual directors. The Secretary will make copies of all such letters and circulate them to the appropriate director or directors.

Executive Officers

The following table sets forth certain information with respect to the executive officers of the Company (the business biographies for Scott M. Quist, Jason G. Overbaugh, Adam G. Quist, and S. Andrew Quist are set forth above):

Name	Age	Title
Scott M. Quist	67	Chairman of the Board, President, Chief Executive Officer, and Director
Garrett S. Sill	50	Chief Financial Officer and Treasurer
S. Andrew Quist[1]	40	Vice President, General Counsel, and Director
Jason G. Overbaugh[1]	46	Vice President, National Marketing Director of Life Insurance, and Director
Jeffrey R. Stephens	67	Senior General Counsel and Secretary
Stephen C. Johnson	64	Vice President – Mortgage Operations
Adam G. Quist[1]	35	Vice President – Memorial Services, Assistant Secretary, and General Counsel
______________

1 Scott M. Quist is the father of S. Andrew Quist and Adam G. Quist, and the uncle of Jason G. Overbaugh.

Garrett S. Sill has served as Chief Financial Officer and Treasurer of the Company since 2013. From 2011 to 2013, Mr. Sill served as Vice President and Assistant Treasurer of Security National Life Insurance Company, a wholly owned subsidiary of the Company. From 2002 to 2011, Mr. Sill was Chief Financial Officer and Treasurer of SecurityNational Mortgage Company, a wholly owned subsidiary of the Company. Mr. Sill is a certified public accountant, having been licensed since 2002. He holds a B.A. degree in Accounting from Weber State University and a Master’s degree in Business Administration (M.B.A. degree) from the University of Utah. Mr. Sill also serves as a member of the Advisory Council of the School of Accounting and Taxation at Weber State University.

Jeffrey R. Stephens has served as Senior General Counsel of the Company since 2017, as General Counsel from 2006 to 2017, and as Secretary of the Company since 2008. Mr. Stephens was in private practice from 1981 to 2006 in the States of Washington and Utah. Mr. Stephens holds a B.A. degree in Geography from the University of Utah and received his law degree from Brigham Young University. Mr. Stephens is a member of the Utah State Bar Association and the Washington State Bar Association.

Stephen C. Johnson has served as the Vice President of Mortgage Operations of the Company and as the President of SecurityNational Mortgage since 2016. Prior to Mr. Johnson’s appointment as President of SecurityNational Mortgage. Mr. Johnson served as Executive Vice President and Chief Operating Officer of SecurityNational Mortgage. Mr. Johnson has over 30 years of experience at the executive management level in the mortgage banking industry. Mr. Johnson holds a B.A. degree in International Relations from Brigham Young University and a Master’s degree in International Management and Finance from the American Graduate School of International Management (Thunderbird).

The Board of Directors of the Company has a written procedure that requires disclosure to the Board of any material interest or any affiliation on the part of any of its officers, directors or employees that is in conflict or may be in conflict with the Company's interests.

All executive officers and directors of the Company hold office until the next Annual Meeting of Stockholders and until their successors have been elected and qualified.

Corporate Governance

Corporate Governance Guidelines. The Board of Directors has adopted the Security National Financial Corporation Corporate Governance Guidelines. These guidelines outline the functions of the Board, director qualifications and responsibilities, and various processes and procedures designed to ensure effective and responsive governance. The Board of Directors has also adopted written charters for its Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee. The guidelines and committee charters are reviewed from time to time in response to regulatory requirements and best practices and are revised accordingly. The full text of the guidelines and the committee charters is published on the Company's website at www.securitynational.com/governance.  A copy of the committee charters and guidelines may also be obtained at no charge by written request to the attention of Jeffrey R. Stephens, Senior General Counsel and Secretary, Security National Financial Corporation, 121 West Election Road, Suite 100, Draper, Utah 84020.

Code of Business Conduct and Ethics. All of the Company's officers, employees, and directors are required to comply with the Company's Code of Business Conduct and Ethics to help ensure that the Company's business is conducted in accordance with appropriate standards of ethical behavior. The Company's Code of Business Conduct and Ethics covers all areas of professional conduct, including customer relationships, conflicts of interest, insider trading, financial disclosures, intellectual property and confidential information, as well as requiring adherence to all laws and regulations applicable to the Company's business. Employees are required to report any violations or suspected violations of the Code. The Code includes an anti-retaliation statement. The full text of the Code of Business Conduct and Ethics is published on the Company's website at www.securitynational.com/governance. A copy of the Code of Business Conduct and Ethics may also be obtained at no charge by written request to the attention of Jeffrey R. Stephens, Senior General Counsel and Secretary, Security National Financial Corporation, 121 West Election Road, Suite 100, Draper, Utah 84020.

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

SUMMARY COMPENSATION TABLE

The following table sets forth compensation information for fiscal years 2020 and 2019 for (i) the Company's Chief Executive Officer, (ii) the Company's Chief Financial Officer, and (iii) the Company's three other executive officers, who, based on their total compensation, were the most highly compensated in 2020. The Company refers to them in this Proxy Statement collectively as the “Named Executive Officers.”

Name and Principal				Stock Option		Non-Equity Incentive Plan	Change in Pension Value and Non-qualified Deferred Compensation	All Other Compen-
Position	Year	Salary($)	Bonus($)	Awards($)	Awards($)	Compensation($)	Earnings($)(1)	sation($)(2)	Total($)

Scott M. Quist	2020	$558,950	$157,800	-	-	-	-	$49,969	$766,719
Chairman, President	2019	528,498	151,300	-	-	-	-	48,012	727,810
and Chief Executive
Officer

Garrett S. Sill	2020	$239,333	$112,000	-	-	-	-	$37,986	$389,319
Chief Financial Officer	2019	223,373	36,200	-	-	-	-	36,934	296,507
and Treasurer

Stephen C. Johnson	2020	$360,000	$284,828	-	-	-	-	$24,400	$669,228
Vice President of	2019	325,841	87,617	-	-	-	-	11,706	425,164
Mortgage Operations

S. Andrew Quist	2020	$365,667	$138,325	-	-	-	-	$33,561	$437,553
Vice President and	2019	245,440	92,325	-	-	-	-	31,686	369,451
General Counsel

Jeffrey R. Stephens	2020	$205,167	$30,275	-	-	-	-	$24,928	$260,370
Senior General Counsel	2019	197,205	15,875	-	-	-	-	23,201	236,281
and Secretary

____________________

(1)

The amounts indicated under “Change in Pension Value and Non-Qualified Deferred Compensation Earnings” consist of amounts that the Company contributed into a trust for the benefit of the Named Executive Officers under the Company's Non-Qualified Deferred Compensation Plan.

(2)	The amounts indicated under “All Other Compensation” consist of the following amounts that the Company paid for the benefit of the Named Executive Officers:

(a)

payments related to the operation of automobiles for Scott M. Quist ($7,200 for each of the years 2020 and 2019); Garrett S. Sill ($4,400 for 2020 and $5,400 for 2019) Jeffrey R. Stephens ($-0- for each of the years 2020 and 2019). However, such payments do not include the furnishing of an automobile by the Company to Scott M. Quist, nor the payment of insurance and property taxes with respect to the automobile operated by such executive officer;

(b)

group life insurance premiums that the Company paid to a group life insurance plan for Scott M. Quist, Garrett S. Sill, Stephen C. Johnson, S. Andrew Quist, and Jeffrey R. Stephens ($114 for 2020 and $176 for 2019);

(c)

life insurance premiums that the Company paid for the benefit of Scott M. Quist ($15,765 for 2020 and $14,934 for 2019); and Garrett S. Sill, Stephen C. Johnson, S. Andrew Quist, and Jeffrey R. Stephens ($-0- for each of the years 2020 and 2019);

(d)

medical insurance premiums that the Company paid to a medical insurance plan for Scott M. Quist ($15,118 for 2020 and $14,251 for 2019); Garrett S. Sill ($21,756 for 2020 and $20,508 for 2019); Stephen C. Johnson ($11,764 for 2020 and $11,079 for 2019); S. Andrew Quist ($21,756 for 2020 and $20,508 for 2019); and Jeffrey R. Stephens ($15,118 for 2020 and $14,251 for 2019);

(e)

long term disability insurance premiums that the Company paid to a provider of such insurance for Scott M. Quist, ($372 for 2020 and $251 for 2019); Garrett S. Sill ($316 for 2020 and $251 for 2019); Stephen C. Johnson ($372 for 2020 and $251 for 2019); S. Andrew Quist ($339 for 2020 and $251 for 2019); and Jeffrey R. Stephens ($278 for 2020 and $251 for 2019);

(f)

contributions that the Company made to defined contribution plans for Scott M. Quist ($11,400 for 2020 and $11,200 for 2019); Garrett S. Sill ($11,400 for 2020 and $10,599 for 2019); Stephen C. Johnson ($11,400 for 2020 and $-0- for 2019); S. Andrew Quist (10,927 for 2020 and $10,344 for 2019); and Jeffrey R. Stephens ($9,418 for 2020 and $8,523 for 2019); and

(g)

contributions that the Company made to health savings accounts for Scott M. Quist, Garrett S. Sill, S. Andrew Quist, and Jeffrey R. Stephens ($-0- for each of the years 2020 and 2019); and Stephen C. Johnson ($750 for 2020 and $200 for 2019).

(h)

gym memberships incentives for Scott M. Quist, Garrett S. Sill, and Stephen C. Johnson ($-0- for each of the years 2020 and 2019; S. Andrew Quist ($425 for 2020 and $407 for 2019; and Jeffrey R. Stephens ($-0- for each of the years 2020 and 2019);

SUPPLEMENTAL ALL OTHER COMPENSATION TABLE

The following table sets forth all other compensation provided to the Named Executive Officers for fiscal years 2020 and 2019.

						Registrant
						Contribu-		Dividends
		Perks				tions to		or
		and			Payments/	Defined		Earnings
		Other	Tax	Discounted	Accruals	Contribu-		on Stock
Name of		Personal	Reimburse-	Securities	on Termin-	tion	Insurance	or Option
Executive Officer	Year	Benefits	ments	Purchases	ation Plans	Plans	Premiums	Awards	Other

Scott M. Quist	2020	$7,200	-	-	-	$11,400	$31,369	–	–
	2019	7,200	-	-	-	11,200	29,612	–	–

Garrett S. Sill	2020	$4,400	-	-	-	$11,400	$22,186	–	–
	2019	5,400	-	-	-	10,599	20,935	–	–

Stephen C. Johnson	2020	–	-	-	-	$11,400	$13,000	–	–
	2019	–	-	-	-	–	11,706	–	–

S. Andrew Quist	2020	$425	-	-	-	$10,927	$22,209	–	–
	2019	407	-	-	-	10,344	20,935	–	–

Jeffrey R. Stephens	2020	–	-	-	-	$9,418	$15,510	–	–
	2019	–	-	-	-	8,523	14,678	–	–

GRANTS OF PLAN-BASED AWARDS

The following table sets forth certain information regarding options granted to the Named Executive Officers during the fiscal year ended December 31, 2020

			All Other			Grant
		Estimated Future Payouts Under	Awards:	Exercise		Date Fair
		Equity Incentive Plan	Number of	or Base	Closing	Value of
		Awards	Securities	Price of	Price on	Stock and
Name of Executive	Grant	Threshold Target Maximum	Underlying Options	Option Awards	Grant Date	Option Awards
Officer	Date	($) ($) ($)	(#)	($/Sh)	($/Sh)	($)

Scott M. Quist	3/27/20	– – –	51,250 (1)	$ 3.85 (2)	$ 3.67 (2)	$ 29,289

Garrett S. Sill	3/27/20	– – –	25,625 (1)	3.67 (2)	3.67 (2)	17,243

Stephen C. Johnson	3/27/20	– – –	10,250 (1)	3.67 (2)	3.67 (2)	6,896

S. Andrew Quist	3/27/20	– – –	41,000 (1)	3.67 (2)	3.67 (2)	27,589

Jeffrey R. Stephens	3/27/20	– – –	7,688 (1)	3.67 (2)	3.67 (2)	5,172

________________

(1)	The stock options have been adjusted for the 2.5% annual stock dividend declared on June 26, 2020 and paid on July 17, 2020.
(2)	Prices have been adjusted for the effect of the 2.5% annual stock dividend declared on June 26, 2020 and paid on July 17, 2020.

OUTSTANDING EQUITY AWARDS

The following table sets forth information concerning outstanding equity awards held by Named Executive Officers at December 31, 2020.

Option Awards	Stock Awards
Equity Incentive	Equity Incentive Plan Awards: Market or
Number of Shares or	Market Value	Plan Awards: Number of	Payout Value of Unearned
Number of Securities	Number of Securities Underlying Unexercised	Option	Stock	Units of Stock That	of Shares or Units of Stock	Unearned Shares, Units or Other	Shares, Units or Other Rights
Name of	Option	Underlying Unexercised	Options Unexercisable	Exercise	Option	Award	Have Not	That Have Not	Rights That Have	That Have Not
Executive	Grant	Options Exercisable (1)	(1)	Price (2)	Expiration	Grant	Vested	Vested	Not Vested	Vested
Officer	Date	(#)	(#)	($)	Date	Date	(#)	($)	(#)	($)
Scott M.	12/2/16	99,672 (3)	–	$ 6.14	12/02/21	–––––
Quist	12/1/17	88,993	–	4.65	12/02/22	–––––
11/30/18	79,104	–	5.34	11/30/23	–––––
12/6/19	53,813 (6)	–	5.30	12/06/24	–––––
3/27/20	38,438 (7)	12,812 (7)(8)	3.85	3/27/25	–––––

Garrett S.	12/6/13	5,770	–	$ 3.30	12/06/23	–––––
Sill	7/2/14	5,495	–	3.08	7/02/24	–––––
12/5/14	10,989	–	3.61	12/05/24	–––––
12/1/17	17,799 (4)	–	4.22	12/01/27	–––––
11/30/18	22,601 (5)	–	4.86	11/30/28	–––––
12/6/19	26,906 (6)	5.06	12/06/29	–––––
3/27/20	19,219 (7)	6,406 (7)(8)	3.67	3/27/30	–––––

Stephen C.	4/13/12	4,543	–	$ 1.01	4/13/22	–––––
Johnson	12/6/13	4,327	–	3.30	12/6/23	–––––
7/2/14	4,121	–	3.08	7/2/24	–––––
12/5/14	8,242	–	3.61	12/5/24	–––––
12/4/15	13,082	–	5.07	12/4/25	–––––
12/2/16	6,230	–	5.59	12/2/26	–––––
12/1/17	11,865	–	4.22	12/1/27	–––––
12/6/19	10,763	–	5.06	12/6/29	–––––
3/27/20	7,688	2,562 (8)	3.67	3/27/30	–––––

S. Andrew	4/13/12	22,716	–	$ 1.01	4/13/22	–––––
Quist	12/6/13	14,423	–	3.30	12/06/23	–––––
7/2/14	13,736	–	3.08	7/02/24	–––––
12/5/14	27,473	–	3.61	12/05/24	–––––
12/4/15	26,165	–	5.07	12/04/25	–––––
12/2/16	24,919	–	5.59	12/02/26	–––––
12/1/17	23,732 (4)	–	4.22	12/01/27	–––––
11/30/18	28,252 (5)	–	4.86	11/30/28	–––––
12/6/19	43,050 (6)	–	5.06	12/06/29	–––––
3/27/20	30,750 (7)	10,250 (7)(8)	3.67	3/27/30	–––––

Jeffrey R.	4/13/12	3,787	–	$ 1.01	4/13/22	–––––
Stephens	12/6/13	3,607	–	3.30	12/06/23	–––––
7/2/14	3,435	–	3.08	7/02/24	–––––
12/5/14	6,869	–	3.61	12/05/24	–––––
12/4/15	6,542	–	5.07	12/04/25	–––––
12/2/16	6,230	–	5.59	12/02/26	–––––
12/1/17	5,934	–	4.22	12/01/27	–––––
11/30/18	8,476	–	4.86	11/30/28	–––––
12/6/19	8,072	–	5.06	12/06/29	–––––
3/27/20	5,765	1,923 (8)	3.67	3/27/30	–––––

_________________

(1)

Except for stock options granted to Scott M. Quist that have five-year terms, such option grants have ten year terms. The vesting of any unvested shares is subject to the recipient’s continuous employment. This reflects the equivalent of Class A common shares.

(2)	Exercise prices have been adjusted for the annual stock dividends.

(3)

On December 2, 2016, Scott M. Quist was granted stock options to purchase 80,000 shares of Class A common stock at an exercise price of $6.14 per share or 80,000 shares of Class C common stock at an exercise price of $6.14 per share, or any combination thereof.

(4)

On December 1, 2017, Garrett S. Sill was granted stock options to purchase 15,000 shares of Class A common stock at an exercise price of $4.22 per share or 15,000 shares of Class C common stock at an exercise price of $4.22 per share, or any combination thereof. Also on December 1, 2017, S. Andrew Quist was granted stock options to purchase 20,000 shares of Class A common stock at an exercise price of $4.22 per share or 20,000 shares of Class C common stock at an exercise price of $4.22 per share, or any combination thereof.

(5)

On November 30, 2018, Garrett S. Sill was granted stock options to purchase 20,000 shares of Class A common stock at an exercise price of $4.86 per share, or 20,000 shares of Class C common stock at an exercise price of $4.86 per share, or any combination thereof. Also on November 30, 2018, S. Andrew Quist was granted such options to purchase 20,000 shares of Class A common stock at an exercise price of $4.86 per share or 20,000 shares of Class C common stock at an exercise price of $4.86 per share, or any combination thereof.

(6)

On December 6, 2019, Scott M. Quist was granted stock options to purchase 50,000 shares of Class A common stock at an exercise price of $5.30 per share or 50,000 shares of Class C common stock at an exercise price of $5.30 per share, or any combination thereof. Also on December 6, 2019, Garrett S. Sill was granted stock options to purchase 25,000 shares of Class A common stock at an exercise price of $5.06 per share or 25,000 shares of Class C common stock at an exercise price of $5.06 per share, or in any combination thereof. Also on December 6, 2019, S. Andrew Quist was granted stock options to purchase 40,000 shares of common stock at an exercise price of $5.06 per share or 40,000 shares of Class C common stock at an exercise price of $5.06 per share, or any combination thereof.

(7)

On March 27, 2020, Scott M. Quist was granted stock options to purchase 50,000 shares of Class A common stock at an exercise price of $3.85 per share, or 50,000 shares of Class C common stock at an exercise price of $3.85 per share, or any combination thereof. Also on March 27, 2020, Garrett S. Sill was granted stock options to purchase 25,000 shares of Class A common stock at an exercise price of $3.67 per share, or 25,000 shares of Class C common stock at an exercise price or $3.67 per share, or any combination thereof. Also on March 27, 2020, S. Andrew Quist was granted stock options to purchase 40,000 shares of Class A common stock at an exercise price of $3.67 per share or 40,000 shares of Class C common stock at an exercise price of $3.67 per share, or any combination thereof.

(8)	Stock options vest at the rate of 25% of the total number of stock options granted on March 27, 2020 on the last day of each three-month period thereafter.

OPTION AWARDS VESTING SCHEDULE

The following table sets forth the vesting schedule of unexercisable options reported in the “Number of Securities Underlying Unexercised Options – Unexercisable” column of the table above.

Grant Date	Vesting
4/13/2012	These options vested 25% per quarter over a one-year period after the grant date.
12/6/2013	These options vested 25% per quarter over a one-year period after the grant date.
7/2/2014	These options vested 25% per quarter over a one-year period after the grant date.
12/5/2014	These options vested 25% per quarter over a one-year period after the grant date.
12/4/2015	These options vested 25% per quarter over a one-year period after the grant date.
12/2/2016	These options vested 25% per quarter over a one-year period after the grant date.
12/1/2017	These options vested 25% per quarter over a one-year period after the grant date.
11/30/2018	These options vested 25% per quarter over a one-year period after the grant date.
12/6/2019	These options vested 25% per quarter over a one-year period after the grant date.
3/27/2020	These options vested 25% per quarter over a one-year period after the grant date.

OPTION EXERCISES AND STOCK VESTED

The following table sets forth all stock options exercised and value received upon exercise, and all stock awards vested and value realized upon vesting, by the Named Executive Officers during the year ended December 31, 2020.

	Option Awards		Stock Awards

	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
Name	(#)	($)	(#)	($)

Scott M. Quist	130,820	$294,792	–	–
Garrett S. Sill	6,758	13,963	–	–
Stephen C. Johnson	–	–	–	–
S. Andrew Quist	–	–	–	–
Jeffrey R. Stephens	–	–	–	–

PENSION BENEFITS

The Company does not have a defined benefit pension plan for any of the named Executive Officers.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth certain information as of December 31, 2020 with respect to compensation plans (including individual compensation arrangements) under which the Company’s equity securities are authorized for issuance, aggregated as follows:

•All compensation plans previously approved by security holders; and

•All compensation plans not previously approved by security holders.

	A	B	C
Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column A)

Equity compensation plans approved by stockholders (1)	1,735,529 (2)	$ 4.33 (2)	591,872 (3)

Equity compensation plans not approved by stockholders	0	–	0
________________

(1)

This reflects the Security National Financial Corporation 2013 Amended and Restated Stock Option and other Equity Incentive Awards Plan (the “2013 Plan”) and the Security National Financial Corporation 2014 Amended and Restated Director Stock Option Plan (the “2014 Director Plan”). The 2013 Plan was approved by the stockholders at the annual stockholders meeting held on July 12, 2013, which reserved 450,000 shares of Class A common stock, of which up to 150,000 shares of Class C common stock could be issued as an alternative to up to 150,000 shares of Class A common stock.

The 2014 Director Plan was approved by stockholders at the annual stockholders meeting held on July 2, 2014, which reserved 150,000 shares of Class A common stock for issuance thereunder. The 2013 Plan was amended by the stockholders at the annual stockholders meeting held on July 1, 2015 to authorize an additional 450,000 shares of Class A common stock to be available for issuance under the plan, of which up to 200,000 Class C common shares may be issued as an alternative to up to 200,000 shares of Class A common stock.

The 2013 plan was further amended by the stockholders at the annual stockholders meeting held on June 29, 2017 to authorize an additional 500,000 shares of Class A common stock to be available for issuance under the plan, of which up to 250,000 Class A common shares may be issued as an alternative to up to 250,000 shares of Class C common stock.

The 2013 Plan was further amended by the stockholders at the annual stockholders meeting held on June 26, 2020 to authorize an additional 500,000 shares of Class A common stock to be available for issuance under the plan, of which up to 350,000 shares of Class C common stock may be issued as an alternative to up to 350,000 shares of Class A common stock.

The 2014 Director Plan was further amended by the stockholders at the annual stockholders meeting held on June 26, 2020 to authorize an additional 100,000 shares of Class A common stock to be made available for issuance under the plan.

(2)	The weighted average exercise prices reflect solely the shares of Class A common stock that will be issued upon exercise of outstanding options.

(3)

This number consists of 502,072 shares of Class A common stock available for future issuance under the 2013 Plan and 89,800 shares of Class A common stock available for future issuance under the 2014 Director Plan.

Employment Agreement with Scott M. Quist

On December 4, 2012, the Company entered into an employment agreement with Scott M. Quist, Chairman of the Board, President, and Chief Executive Officer of the Company. The agreement was for a six-year term beginning on December 4, 2012 and ending on December 4, 2018. Under the terms of the Agreement, the Board of Directors may, in its sole discretion, extend the term of the agreement for an additional four-year term provided that Mr. Quist has continued to perform his duties with usual and customary care, diligence, and prudence commensurate with his position with the Company. In addition, Mr. Quist is required to perform such additional duties as may be assigned to him from time to time by the Company’s Board of Directors.

Effective December 4, 2018, the Board members approved a motion to extend Mr. Quist’s employment agreement for an additional four-year term ending December 2022. Mr. Quist abstained from voting on the motion to extend his employment agreement for the additional four-year term. Under the terms of the employment agreement, Mr. Quist is to devote his full time to the Company, serving as Chairman of the Board, President, and Chief Executive Officer at not less than his current salary and benefits. The Company also agrees to maintain a group term life insurance policy of not less than $1,000,000 and a whole life insurance policy in the amount of $500,000 on Mr. Quist’s life. In the event of disability, Mr. Quist’s salary would be continued for up to five years at 75% of his then current level of compensation.

In the event of a sale or merger of the Company and Mr. Quist is not retained in his current position, the Company would be obligated to continue paying Mr. Quist’s current compensation and benefits for seven years following the merger or sale. The employment agreement further provides that Mr. Quist is entitled to receive annual retirement benefits beginning (i) one month from the date of his retirement (to commence no sooner than age 65), (ii) five years following complete disability, or (iii) upon termination of his employment without cause. These retirement benefits are to be paid for a period of twenty years in annual installments in the amount equal to 75% of his then current level of compensation.  In the event that Mr. Quist dies prior to receiving all retirement benefits thereunder, the remaining benefits are to be paid to his heirs. The Company expensed $900,000 and $660,000 during the years ended December 31, 2020 and 2019, respectively, to cover the present value of anticipated retirement benefits under the employment agreement. The liability accrued was $6,656,363 and $5,851,670 as of December 31, 2020 and 2019, respectively.

Employee 401(k) Retirement Savings Plan

In 1995, the Company’s Board of Directors adopted a 401(k) Retirement Savings Plan. Under the terms of the 401(k) plan, effective as of January 1, 1995, the Company made discretionary employer matching contributions to its employees who choose to participate in the plan.  The plan allows the Board to determine the amount of the contribution at the end of each year. During the period from January 1, 1995 to December 31, 2007 the Board adopted a contribution formula specifying that such discretionary employer matching contributions would equal 50% of the participating employee’s contribution to the plan to purchase the Company’s stock up to a maximum discretionary employee contribution of ½ of 1% of participating employees’ compensation, as defined by the plan.

All persons who have completed at least one year’s service with the Company and satisfy other plan requirements are eligible to participate in the 401(k) plan. All Company matching contributions are invested in the Company’s Class A common stock. Also, the Company may contribute at the discretion of the Company’s Board of Directors an Employer Profit Sharing Contribution to the 401(k) plan. The Employer Profit Sharing Contribution is to be divided among three different classes of participants in the plan based upon the participant’s title in the Company. All amounts contributed to the plan are deposited into a trust fund administered by an independent trustee.

Beginning January 1, 2008, the Company elected to be a “Safe Harbor” Plan for its matching 401(k) contributions. The Company will match 100% of up to 3% of an employee’s total annual compensation and 50% of 4% to 5% of an employee’s annual compensation. The match is in shares of the Company’s Class A common stock. The Company’s contribution for 2020 and 2019 was $1,690,568 and $695,560, respectively, under the “Safe Harbor” plan.

Stock Repurchase Plan

On September 7, 2018, the Board of Directors of the Company approved a Stock Repurchase Plan that authorized the repurchase of 300,000 shares of the Company’s Class A Common Stock in the open market. The Stock Repurchase Plan was amended on December 4, 2020. The amendment authorized the repurchase of a total of 1,000,000 shares of the Company’s Class A Common Stock in the open market. The repurchased shares of Class A common stock will be held as treasury shares to be used as the Company’s employer matching contribution to the Employee 401(k) Retirement Savings Plan.

Employee Stock Ownership Plan (ESOP)

On November 25, 2019, the Company distributed a notice of intent to terminate the ESOP Plan to all current plan participants. The Company also filed Form 5310, an application for determination for terminating plan, with the IRS on December 6, 2019. As of the 4th quarter of 2020, the Company began to distribute the ESOP Plan assets to participants that had made a distribution election. The Company is awaiting approval from the IRS prior to its final distribution of the ESOP Plan assets to the participants. At December 31, 2020, the ESOP Plan held 231,312 shares of the Company’s Class A common stock and 118,880 shares of the Company’s Class C common stock. The trustees of the trust fund under the ESOP Plan are Scott M. Quist (Chairman), S. Andrew Quist, and Robert G. Hunter, M.D., who each serve as a director of the Company.

Non-Qualified Deferred Compensation Plan

In 2001, the Company's Board of Directors adopted a Non-Qualified Deferred Compensation Plan and this plan was amended in 2005 and later amended in 2019. Under the terms of the plan, the Company will provide deferred compensation for a select group of management or highly compensated employees, within the meaning of Sections 201(2), 301(a)(3), and 401(a)(1) of the Employee Retirement Income Security Act of 1974, as amended. The Board has appointed a committee of the Company to be the plan administrator and to determine the employees who are eligible to participate in the plan. The employees who participate may elect to defer a portion of their compensation into the plan. The Company may contribute into the plan at the discretion of the Company's Board of Directors. The Company did not make any contributions for 2020 or 2019. The investment committee of the Company’s Non-Qualified Deferred Compensation Plan consists of Scott M. Quist, Stephen C. Johnson, and Garrett S. Sill.

NON-QUALIFIED DEFERRED COMPENSATION

The following table sets forth contributions to the deferred compensation account of the Named Executive Officers in fiscal 2020 and the aggregate balance of deferred compensation of the Named Executive Officers at

December 31, 2020:

	Executive Contributions In Last Fiscal Year	Registrant Contributions In Last Fiscal Year	Aggregate Earnings in Last Fiscal Year	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last Fiscal Year End
Name	($)	($)	($)	($)	($)

Scott M. Quist	–	–	–	–	–
Garrett S. Sill	–	–	–	–	$81,471 (1)
Stephen C. Johnson	–	–	–	–	99,457 (2)
S. Andrew Quist	–	–	–	–	–
Jeffrey R. Stephens	–	–	–	–	–
_________________

(1)	Includes 9,757 shares of the Company’s Class A common stock based on the closing price of $8.35 per share at December 31, 2020.
(2)	Includes 11,911 shares of the Company’s Class A common stock based on the closing price of $8.35 per share at December 31, 2020.

2013 Stock Option and Other Equity Incentive Awards Plan

On August 24, 2013, the Company adopted the Security National Financial Corporation 2013 Stock Option Plan (the “2013 Plan”), which reserved 450,000 shares of Class A common stock to be made available for issuance thereunder, of which up to 150,000 shares of Class C common stock could be issued as an alternative to up to 150,000 shares of Class A common stock. The 2013 Plan provides for the grant of options and the award or sale of stock to officers, directors, and employees of the Company. Both “incentive stock options,” as defined under Section 422A of the Internal Revenue Code of 1986 and “non-qualified options” may be granted under the 2013 Plan. The 2013 Plan was approved by the stockholders at the Company’s Annual Meeting, which was held on July 12, 2013.

On July 1, 2015, the stockholders approved an amendment to the 2013 Plan to authorize an additional 450,000 shares of Class A common stock under the 2013 Plan, of which up to 200,000 shares of Class C common stock may be issued as an alternative to up to 200,000 shares of Class A common stock. On June 29, 2017, the stockholders approved an amendment to the 2013 Plan to authorize an additional 500,000 shares of Class A common stock to be available for issuance under the plan, of which up to 250,000 shares of Class C common stock may be issued as an alternative to up to 250,000 shares of Class A Common Stock. On June 26, 2020, the stockholders approved an amendment to the 2013 Plan to authorize an additional 500,000 shares of Class A common stock under the 2013 Plan, of which up to 350,000 shares of Class C common stock may be issued in place of up to 350,000 shares of Class A common stock.

The 2013 Plan is to be administered by the Board of Directors or by a committee designated by the Board. The terms of options granted or stock awards or sales affected under the 2013 Plan are to be determined by the Board of Directors or its committee. No options may be exercised for a term of more than ten years from the date of the grant. Options intended as incentive stock options may be issued only to employees, and must meet certain conditions imposed by the Internal Revenue Code, including a requirement that the option exercise price be no less than the fair market value of the option shares on the date of grant. The 2013 Plan provides that the exercise price for non-qualified options will not be less than at least 50% of the fair market value of the stock subject to such option as of the date of grant of such options, as determined by the Company’s Board of Directors.

The 2013 Plan also provides that if the shares of common stock shall be subdivided or combined into a greater or smaller number of shares or if the Company shall issue any shares of common stock as a stock dividend on its outstanding common stock, the number of shares of common stock deliverable upon the exercise of options shall be increased or decreased proportionately and an appropriate adjustment shall be made in the purchase price to reflect such subdivision, combination or stock dividend. In addition, the number of shares of common stock reserved for purposes of the 2013 Plan shall be adjusted by the same proportion. No options may be exercised for a term of more than ten years from the date of grant.

The 2013 Plan further provides that an option shall be exercised by giving written notice to the Company. Such notice shall identify the option being exercised and specify the number of shares as to which such option is being exercised, accompanied by payment of the purchase price. The purchase price may be made either in cash or by check or, at the discretion of the Board, through delivery of shares of common stock having a fair market value equal as of the date of the exercise to the cash exercise price of the option or, at the discretion of the Board, through the use of some of the shares for which the option is being exercised (a cashless transaction), or by any combination of the foregoing means of payment.

On December 4, 2015, the Board of Directors approved a resolution to amend the 2013 Plan to include additional equity incentive awards. These additional incentive awards under the plan consist of Stock Appreciation Rights (SARs), Restricted Stock Units (RSUs), and Performance Share Awards. Stock Appreciation Rights are awards that entitle the recipient to receive cash or stock equal to the excess of the Company’s stock price on the date the SAR is exercised over the Company’s stock price on the date the SAR was granted times the number of shares of stock with respect to which the SAR is exercised. Restricted Stock Units entitle the recipient to receive RSUs that require the Company on the distribution dates to transfer to the recipient one unrestricted, fully transferable share of stock for each RSU scheduled to be paid out on that date. Performance Share Awards entitle the recipient to receive stock based on the Company meeting certain performance goals. As amended, the 2013 Plan is now entitled, the “Security National Financial Corporation Amended and Restated 2013 Stock Option and Other Equity Incentive Awards Plan.”

The 2013 Plan has a term of ten years. The Board of Directors may amend or terminate the 2013 Plan at any time, from time to time, subject to approval of certain modifications to the 2013 Plan by the stockholders of the Company as may be required by law or the 2013 Plan.

2014 Director Stock Option Plan

On May 16, 2014, the Company adopted the Security National Financial Corporation 2014 Director Stock Option Plan (the “2014 Director Plan”). The 2014 Director Plan was approved by the stockholders at the Company’s Annual Meeting on July 2, 2014 and replaced the Company’s 2006 Director Stock Option Plan. The 2014 Director Plan provides for the grant by the Company of stock options to directors who are not employees or paid consultants (the “Outside Directors”) to purchase shares of Class A common stock made available for issuance under the plan. The 2014 Director Plan also provides that annually each Outside Director is automatically eligible to receive options to purchase 1,000 shares of the Company’s Class A common stock. On December 1, 2017, the 2014 Director Plan was amended to authorize the Board of Directors to establish, each year, the effective date of such automatic grants.

On March 27, 2020, the Board approved an amendment to the 2014 Director Plan to provide for the cashless exercise of stock options. Prior to the approval of the amendment, the consideration for the shares to be issued upon the exercise of a stock option under the 2014 Director Plan included cash, check, or at the discretion of the Board, through the delivery of shares of common stock having a fair market value equal to the cash exercise price of the option, or a combination of the foregoing. As amended, at the discretion of the Board, the consideration for exercising the option may also include the use of some or all of the shares for which the option is exercised (cashless exercise of the option), or by any combination of the foregoing methods of payment. As a result of the amendment, the 2014 Director Plan is now entitled,

“Security National Financial Corporation Amended and Restated 2014 Director Stock Option Plan.” On June 26, 2020, the stockholders approved an amendment to the 2014 Director Plan to authorize an additional 100,000 shares of Class A common stock to be made available for issuance under the plan, thereby increasing the total number of available shares from 150,000 to 250,000.

The stock options granted to Outside Directors shall vest in four equal quarterly installments over a one-year period from the date of grant, until such shares are fully vested. The primary purposes of the 2014 Director Plan are to enhance the Company's ability to attract and retain well-qualified persons for service as directors and to provide incentives to such directors to continue their association with the Company.

In the event of a merger of the Company with or into another company, or a consolidation, acquisition of stock or assets, or other change in control transaction involving the Company, each option granted under the 2014 Director Plan becomes exercisable in full, unless such option is assumed by the successor company. In the event the transaction is not approved by a majority of the “Continuing Directors” (as defined in the 2014 Director Plan), each option becomes fully vested and exercisable in full immediately prior to the consummation of such transaction, whether or not assumed by the successor corporation.

Stock Purchase Plan

On September 11, 2015, the Board of Directors approved the Company’s Stock Purchase Plan for the mutual benefit of the Company and its stockholders. Under the terms of the Stock Purchase Plan, the Company has the option to purchase shares of Class A common stock from its officers and directors who exercise the stock options granted to them under any of the Company’s stock option plans with the proceeds from such purchases to be used to pay the taxes owed by such officers and directors as a result of the exercise of their stock options. Additionally, the officers and directors who exercise their stock options may, in their discretion, request that the Company purchase shares of their Class A common stock with the proceeds from such sale to be used to pay the taxes owed by such officers and directors as a result of the exercise of their stock options.

The Company is authorized under the Stock Purchase Plan to purchase no more than 60,000 shares of Class A common stock in any calendar year to pay the taxes owed by the officers and directors who exercise their stock options under the Stock Purchase Plan. The Company’s purchase price for the Class A common stock under the Stock Purchase Plan shall be equal to the closing sales price of the Company’s Class A common stock as reported by The Nasdaq National Market on the day that the applicable stock options are exercised by such officers and directors.  Under the Stock Purchase Plan, the Company may only purchase shares of Class A common stock from the officers and directors exercising their stock options during a “Trading Window” as defined in the Company’s Insider Trading Policy and Guidelines.

DIRECTOR COMPENSATION

The following table sets forth the compensation of the Company's non-employee directors for fiscal 2020.

	Fees Earned or Paid In Cash	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation	All Other Compensation	Total
Name	($)	($)	($)	($)	Earnings	($)	($)

John L. Cook (1)	$23,850	–	$4,138	–	–	–	$27,988
Gilbert A. Fuller (2)	23,850	–	4,138	–	–	–	27,988
Robert G. Hunter, M.D. (3)	21,600	–	4,138	–	–	–	25,738
H. Craig Moody (4)	23,850	–	4,138	–	–	–	27,988
Norman G. Wilbur (5)	23,850	–	4,138	–	–	–	27,988

(1)	Mr. Cook has options to purchase 52,572 shares of the Company’s Class A common stock.
(2)	Mr. Fuller has options to purchase 52,572 shares of the Company’s Class A common stock.
(3)	Dr. Hunter has options to purchase 71,202 shares of the Company’s Class A common stock.
(4)	Mr. Moody has options to purchase 71,202 shares of the Company’s Class A common stock.
(5)	Mr. Wilbur has options to purchase 30,103 shares of the Company’s Class A common stock.

Outside Director Compensation

Outside Directors of the Company are currently paid a director’s fee of $21,600 per year ($1,800 monthly) by the Company for their services and are reimbursed for their expenses in attending Board and committee meetings. An additional director fee of $750 is paid to each Audit Committee member for each Audit Committee meeting attended. Each Outside Director is provided with an automatic annual grant of stock options to purchase 1,000 shares of Class A common stock. In 2020, each Outside Director was also granted additional stock options to purchase 5,000 shares of Class A common stock. Upon retirement from the Board, each Outside Director will receive “retirement compensation” equal to one month director’s fee for every year of service.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s executive officers, directors and persons who own more than 10% of a registered class of the Company’s equity securities to file reports of ownership and periodic changes in ownership of the Company’s shares of Class A and Class C common stock with the Securities and Exchange Commission. Such persons are also required to furnish the Company with copies of all Section 16(a) reports they file.

Based solely on its review of the copies of stock reports received by the Company with respect to fiscal 2020, or written representations from certain reporting persons, the Company believes that its directors, executive officers, and greater than 10% beneficial owners complied with all Section 16(a) filing requirements applicable to them, except that each of the executive officers and directors, through an oversight, filed one late Form 4 report disclosing the granting of stock options on March 27, 2020. Mr. Norman G. Wilbur, a director, filed two late Form 4 reports.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth security ownership information of the Company’s Class A and Class C common stock as of March 31,2021, (i) for persons who own beneficially more than 5% of the Company’s outstanding Class A or Class C common stock, (ii) for each director of the Company, and (iii) for all executive officers and directors of the Company as a group.

	Class A		Class C		Class A and Class C
	Common Stock		Common Stock		Common Stock

	Amount	Percent	Amount	Percent	Amount	Percent
	Beneficially	of	Beneficially	of	Beneficially	of
Name and Address (1)	Owned	Class	Owned	Class	Owned	Class

401(k) Retirement Savings Plan (2)	2,553,413	15.5%	212,058	8.1%	2,765,471	14.5%
Scott M. And Lisa J. Quist Family George R. And Shirley C. Quist Trust (3)	423,477	2.6%	1,467,026	55.9%	1,890,503	9.9%
George R. And Shirley C. Quist Partnership, Ltd. (4)	1,068,883	6.5%	746,559	28.5%	1,815,442	9.5%
M3 Funds, LLC (5)	1,427,060	8.7%	–	–	1,427,060	7.5%
Non-Qualified Deferred Compensation Plan (6)	1,288,334	7.8%	–	–	1,288,334	6.7%
Scott M. Quist (7)(8)(9)(10)(11)(12)	433,231	2.6%	281,602	10.0%	714,833	3.7%
Jason G. Overbaugh (13)	269,068	1.6%	115,022	4.2%	384,090	2.0%
S. Andrew Quist (7)(10)(14)	216,711	1.3%	136,034	4.9%	352,745	1.8%
Employee Stock Ownership Plan (ESOP) (15)	189,053	1.1%	73,589	2.8%	262,642	1.4%
Associated Investors (16)	87,214	*	136,174	5.2%	223,388	1.2%
Estate of George R. Quist	130,895	*	83,355	3.2%	214,250	1.1%
Garrett S. Sill (9)(11)(17)	102,064	*	92,931	3.4%	194,995	1.0%
Adam G. Quist (7)(18)	45,546	*	113,944	4.2%	159,490	*
Jeffrey R. Stephens (19)	155,414	*	–	–	155,414	*
Stephen C. Johnson (9)(11)(20)	113,338	*	–	–	113,338	*
H. Craig Moody (21)	84,802	*	–	–	84,802	*
Robert G. Hunter, M.D. (10)(22)	92,560	*	–	–	92,560	*
Gilbert A. Fuller (23)	53,681	*	–	–	53,681	*
John L. Cook (24)	52,572	*	–	–	52,572	*
Norman G. Wilbur (25)	33,268	*	–	–	33,268	*
All directors and executive officers (12 persons)	1,652,255	9.5%	739,533	22.5%	2,391.79	11.6%

________________

* Less than 1%

(1)	Unless otherwise indicated, the address of each listed stockholder is c/o Security National Financial Corporation, 121 West Election Road, Suite 100, Draper, Utah 84020.
(2)

The investment committee of the 401(k) Retirement Savings Plan consists of Scott M. Quist, Stephen C. Johnson and Garrett S. Sill, who exercise shared voting and investment powers with respect to such shares.

(3)

This stock is owned by Scott M. and Lisa J. Quist Family Trust, of which S. Andrew Quist, Amanda J. Nelson and Adam G. Quist are the trustees and, accordingly, exercise shared voting and investment powers with respect to such shares.

(4)

This stock is owned by the George R. and Shirley C. Quist Partnership, Ltd., of which Scott M. Quist is the managing general partner and, accordingly, exercises sole voting and investment powers with respect to such shares.

(5)

Based solely on the Schedule 13G/A filed on February 12, 2021, Jason A. Stock, Manager of M 3 Partners, LP, a Delaware limited partnership, and M 3Funds, LLC, a Delaware limited liability company, General Partner of M 3 Partners, LP; Jason A. Stock, Manager of M 3 Funds, LLC; Jason A. Stock, Managing Director of M 3F, Inc., a Utah corporation; Jason A. Stock, individually, and William C. Waller, individually, exercise shared voting and investment powers with respect to 1,427,060 shares of the Company’s Class A common stock, or 8.7% of the outstanding shares of the Company’s Class A common stock. The address of all entities and individuals filing the Schedule 13G/A is 10 Exchange Place, Suite 510, Salt Lake City, Utah 84111.

(6)

The investment committee of the Company’s Non-Qualified Deferred Compensation Plan consists of Scott M. Quist, Stephen C. Johnson, and Garrett S. Sill, who exercise shares voting and investment powers with respect to such shares.

(7)

Does not include 423,477 of Class A common stock and 1,467,026 shares of Class C common stock owned by the Scott M. and Lisa J. Quist Family Trust, of which S. Andrew Quist, Amanda J. Nelson and Adam G. Quist are the trustees and, accordingly, exercise shared voting and investment powers with respect to such shares.

(8)

Mr. Scott Quist is the Company’s Chairman of the Board, President, and Chief Executive Officer. Includes options to purchase 168,097 shares of Class A common stock and 204,735 shares of Class C common stock that are currently exercisable. Mr. Quist’s options to purchase 204,735 shares of Class C common stock may also, at Mr. Quist’s election, consist of options to purchase 204,735 shares of Class a common stock, or any combination thereof. Mr. Quist has elected to purchase Class C common shares with such options to the extent there are sufficient authorized but unissued Class C common shares available for issuance with respect to such options. Otherwise, Mr. Quist will elect to purchase shares of Class A common stock with respect to such options.

(9)

Does not include 2,553,413 shares of Class A common stock and 212,058 shares of Class C common stock owned by the Company’s 401(k) Retirement Savings Plan, of which Scott M. Quist, Stephen C. Johnson and Garrett S. Sill are members of the investment committee and, accordingly, exercise shared voting and investment powers with respect to such shares.

(10)

Does not include 189,053 shares of Class A common stock and 73,589 shares of Class C common stock owned by the Company’s Employee Stock Ownership Plan (ESOP), of which Scott M. Quist, S. Andrew Quist and Robert G. Hunter are the trustees and, accordingly, exercise shared voting and investment powers with respect to such shares.

(11)

Does not include 1,288,334 shares of Class A common stock owned by the Company’s Non-Qualified Deferred Compensation Plan, of which Scott M. Quist, Stephen C. Johnson and Garrett S. Sill are members of the investment committee and, accordingly, exercise shared voting and investment powers with respect to such shares.

(12)

Does not include 87,214 shares of Class A common stock and 136,174 shares of Class C common stock owned by Associated Investors, a Utah general partnership, of which Scott M. Quist is the managing partner and, accordingly, exercises sole voting and investment powers with respect to such shares.

(13)

Mr. Overbaugh is the Company’s Vice President, National Marketing Director of Life Insurance, and a director. Includes options to purchase 78,557 shares of Class A common stock and options to purchase 115,022 shares of Class C common stock that are currently exercisable. The options to purchase 115,022 shares of Class C common stock may also, at Mr. Overbaugh’s election, consist of options to purchase 115,022 shares of Class A common stock, or any combination thereof. Mr. Overbaugh has elected to purchase Class C common shares with such options to the extent there are sufficient authorized but unissued Class C common shares available for issuance with respect to such options. Otherwise, Mr. Overbaugh will elect to purchase shares of Class A common stock with respect to such options.

(14)

Mr. Andrew Quist is the Company’s Vice President, General Counsel, and a director. Includes options to purchase 129,432 shares of Class A common stock and options to purchase 136,034 shares of Class C common stock that are currently exercisable. The options to purchase 136,034 shares of Class C common stock may also, at Mr. Quist’s election, consist of options to purchase 136,034 shares of Class A common stock, or any combination thereof. Mr. Andrew Quist has elected to purchase Class C common shares with such options to the extent there are sufficient authorized but unissued Class C common shares available for issuance with respect to such options. Otherwise, Mr. Quist will elect to purchase shares of Class A common stock with respect to such options.

(15)	The trustees of the Employee Stock Ownership Plan (ESOP) consist of Scott M. Quist, S. Andrew Quist, and Robert G. Hunter who exercise shared voting and investment powers with respect to such shares.
(16)	The managing general partner of Associated Investors is Scott M. Quist, who exercises sole voting and investment powers with respect to such shares.
(17)

Mr. Sill is the Company’s Chief Financial Officer and Treasurer. Includes options to purchase 22,254 shares of Class A common stock and options to purchase 92,931 shares of Class C common stock that are currently exercisable. The options to purchase 92,931 shares of Class C common stock may also, at Mr. Sill’s election, consist of options to purchase 92,931 shares of Class A common stock, or any combination thereof. Mr. Sill has elected to purchase Class C common shares with such options to the extent there are sufficient authorized but unissued Class C common shares available for issuance with respect to such options Otherwise, Mr. Sill will elect to purchase shares of Class A common stock with respect to such options.

(18)

Mr. Adam Quist is the Vice President – Memorial Services, Assistant Secretary, and General Counsel of the Company. Includes options to purchase 28,289 shares of Class A common stock and options to purchase 113,944 shares of Class C common stock that are currently exercisable. The options to purchase 113,944 shares of Class C common stock may also, at Mr. Quist’s election, consist of options to purchase 113,944 shares of Class A common stock, or any combination thereof. Mr. Adam Quist has elected to purchase Class C common shares with such options to the extent there are sufficient authorized but unissued Class C common shares available for issuance with respect to such options. Otherwise, Mr. Quist will elect to purchase shares of Class A common stock with respect to such options.

(19)	Mr. Stephens is the Company’s Senior General Counsel and Secretary. Includes options to purchase 60,640 shares of Class A common stock granted to Mr. Stephens that are currently exercisable.
(20)	Mr. Johnson is the Company’s Vice President of Mortgage Operations. Includes options to purchase 73,423 shares of Class A common stock granted to Mr. Johnson that are currently exercisable.
(21)	Mr. Moody is a director of the Company. Includes options to purchase 71,202 shares of Class A common stock granted to Mr. Moody that are currently exercisable.
(22)	Dr. Hunter is a director of the Company. Includes options to purchase 71,202 shares of Class A common stock granted to Dr. Hunter that are currently exercisable.
(23)	Mr. Fuller is a director of the Company. Includes options to purchase 52,572 shares of Class A common stock granted to Mr. Fuller that are currently exercisable.
(24)	Mr. Cook is a director of the Company. Includes options to purchase 52,572 shares of Class A common stock granted to Mr. Cook that are currently exercisable.
(25)	Mr. Wilbur is a director of the Company. Includes options to purchase 30,103 shares of Class A common stock granted to Mr. Wilbur that are currently exercisable.

The Company’s executive officers and directors, as a group, own beneficially approximately 11.6% of the outstanding shares of the Company’s Class A and Class C common stock.

Certain Relationships and Related Transactions and Director Independence

The Company’s Board of Directors has a written procedure, which requires disclosure to the Board of any material interest or any affiliation on the part of any of its officers, directors or employees that is in conflict or may be in the conflict with the interests of the Company.

REPORT OF THE COMPENSATION COMMITTEE

Compensation Discussion and Analysis

Under rules established by the Securities and Exchange Commission (the “Commission”), the Company is required to provide certain data and information in regard to the compensation and benefits provided to its Chief Executive Officer, Chief Financial Officer, and the three other most highly compensated executive officers. In fulfillment of this requirement, the Compensation Committee, at the direction of the Board of Directors, has prepared the following report for inclusion in this Proxy Statement.

Executive Compensation Philosophy. The Compensation Committee of the Board of Directors is composed of five directors, all of whom are independent, outside directors. The Compensation Committee is responsible for setting and administering the policies and programs that govern both annual compensation and stock ownership programs for the executive officers of the Company. The Company’s executive compensation policy is based on principles designed to ensure that an appropriate relationship exists between executive pay and corporate performance, while at the same time motivating and retaining executive officers.

Executive Compensation Components. The key components of the Company’s compensation program are base salary, an annual incentive award, and equity participation. These components are administered with the goal of providing total compensation that is competitive in the marketplace, rewards successful financial performance, and aligns executive officers’ interests with those of stockholders. The Compensation Committee reviews each component of executive compensation on an annual basis.

Base Salary. Base salaries for executive officers are set at levels believed by the Compensation Committee to be sufficient to attract and retain qualified executive officers. Base pay increases are provided to executive officers based on an evaluation of each executive’s performance, as well as the performance of the Company as a whole. In establishing base salaries, the Compensation Committee not only considers the financial performance of the Company, but also the success of the executive officers in developing and executing the Company’s strategic plans, developing management employees and exercising leadership. The Compensation Committee believes that executive officer base salaries for 2020 were reasonable as compared to amounts paid by companies of similar size.

Annual Incentive. The Compensation Committee believes that a significant proportion of total cash compensation for executive officers should be subject to attainment of specific Company financial performance. This approach creates a direct incentive for executive officers to achieve desired performance goals and places a significant percentage of each executive officer’s compensation at risk. Consequently, each year the Compensation Committee establishes potential bonuses for executive officers based on the Company’s achievement of certain financial performance. The Compensation Committee believes that executive officer annual bonuses for 2020 were reasonable as compared to amounts paid by companies of similar size.

Stock Options. The Compensation Committee believes that equity participation is a key component of its executive compensation program. Stock options are granted to executive officers primarily based on the officer’s actual and potential contribution to the Company’s growth and profitability and competitive marketplace practices. Option grants are designed to retain executive officers and motivate them to enhance stockholder value by aligning the financial interests of executive officers with those of stockholders. Stock options also provide an effective incentive for management to create stockholder value over the long term since the full benefit of the compensation package cannot be realized unless an appreciation in the price of the Company’s Class A common stock occurs over a number of years.

Compensation of Chief Executive Officer. Consistent with the executive compensation policy and components described above, the Compensation Committee determined the salary, bonus and stock options received by Scott M. Quist, Chairman of the Board, President, and Chief Executive Officer of the Company, for services rendered in 2020. Mr. Quist had received a base salary of $558,950 for 2020. Under the Compensation Committee’s rules, the Chief Executive Officer may not be present during voting or deliberations related to his compensation.

COMPENSATION COMMITTEE

Norman G. Wilbur, Chairman John L. Cook

Gilbert A. Fuller

Robert G. Hunter, M.D. H. Craig Moody

REPORT OF THE AUDIT COMMITTEE

The Company has an Audit Committee consisting of four non-management directors: John L. Cook, Gilbert A. Fuller, H. Craig Moody, and Norman G. Wilbur (Chairman of the committee). Each member of the Audit Committee is considered independent and qualified in accordance with applicable independent director and audit committee listing standards.

During the year 2020, the Audit Committee met three times. The Audit Committee has met with management and discussed the Company's internal controls, the quality of the Company's financial reporting, the results of internal and external audit examinations, and the audited financial statements. In addition, the Audit Committee met with the Company's independent registered public accountants, Deloitte & Touche LLP, and discussed all matters required to be discussed by the auditors with the Audit Committee under the Statement on Auditing Standards No. 114 (communication with audit committees). The Audit Committee reviewed and discussed with the auditors their annual written report on their independence from the Company and its management, which is made under Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and Public Company Accounting Oversight Board Rule No. 3526 (Communication with Audit Committees Concerning Independence), and considered with the auditors whether any non-audit services provided by them to the Company during 2020 was compatible with the auditors' independence.

In performing these functions, the Audit Committee acts only in an oversight capacity. In its oversight role, the Audit Committee relies on the work and assurances of the Company's management, which is responsible for the integrity of the Company's internal controls and its financial statements and reports, and the Company's independent auditors, who are responsible for performing an independent audit of the Company's financial statements in accordance with generally accepted auditing standards and for issuing a report on these financial statements.

Pursuant to the reviews and discussions described above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2020 for filing with the U.S. Securities and Exchange Commission.

AUDIT COMMITTEE

Norman G. Wilbur, Chairman John L. Cook

Gilbert A. Fuller H. Craig Moody

APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS

PROPOSAL 2

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, enables the Company’s stockholders to vote to approve, on an advisory (nonbinding) basis, the compensation of the Named Executive Officers as disclosed in this Proxy Statement in accordance with the SEC’s rules. Thus, pursuant to Section 14A of the Securities Exchange Act of 1934, the Company is asking stockholders for an advisory approval of the compensation of the Company’s Named Executive Officers as described in the Compensation Discussion and Analysis, the compensation tables, and related narrative discussion included in this Proxy Statement.

As discussed in the Compensation Discussion and Analysis, the Company designs its compensation programs to maintain a performance- and achievement-oriented environment throughout the Company. The goals of the Company’s executive compensation program are to provide total compensation that is competitive in the market place and that rewards successful financial performance in order to attract, retain, and motivate highly-qualified executive officers and other key employees who contribute to the Company’s long-term success, to align executive compensation with the Company’s business objectives and performance, and to motivate executive officers to enhance long-term stockholder value.

Consistent with these goals and as discussed in the Compensation Discussion and Analysis, the Compensation Committee has designed guiding principles to ensure that an appropriate relationship exists between executive pay and corporate performance, while at the same time motivating and retaining executive officers.

The Company is asking its stockholders to indicate their support for the compensation of the Company’s Named Executive Officers as described in this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, gives the stockholders the opportunity to express their views on the compensation of the Named Executive Officers. This vote is not intended to address any specific item of compensation, but rather the overall compensation of the Company’s Named Executive Officers and the philosophy, policies, and practices described in this Proxy Statement. Accordingly, the Board of Directors asks the stockholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the Named Executive Officers, as disclosed in the Company’s Proxy Statement for the 2020 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the United States Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2020 Summary Compensation Table, and the other related tables and disclosures.”

The say-on-pay vote is advisory, and therefore not binding on the Company, the Board of Directors, or the Compensation Committee. The Board of Directors and the Compensation Committee value the opinions of the Company’s stockholders and will take into account the outcome of this vote in considering future compensation arrangements for the Named Executive Officers.

The Board of Directors recommends that the stockholders vote “FOR” approval, on an advisory basis, of the compensation paid to the Company’s Named Executive Officers.

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

PROPOSAL 3

The independent public accounting firm of Deloitte & Touche LLP has been the Company’s independent registered public accountants since June 1, 2017. The Audit Committee recommended and the Board of Directors appointed Deloitte & Touche LLP for purposes of auditing the consolidated financial statements of the Company for the fiscal year ending December 31, 2021. It is anticipated that representatives of Deloitte & Touche LLP will be present at the Annual Meeting and will be provided an opportunity to make a statement if they desire.

The Board of Directors recommends that stockholders vote “FOR” ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accountants for fiscal year ending December 31, 2021.

PRINCIPAL ACCOUNTING FEES AND SERVICES

Audit fees for the fiscal year 2020 for the annual audit of the financial statements and employee benefit plans and related quarterly reviews by the Company’s independent registered public accountants were $1,047,488. In addition, there were $36,000 in audit-related fees, $106,010 in tax preparation fees, and $98,865 in all other fees during fiscal 2020.

Audit fees for the fiscal year 2019 for the annual audit of the financial statements and employee benefit plans and related quarterly reviews by the Company’s independent registered public accountants were $917,200. In addition, there were $26,250 in audit related fees and $92,350 in tax preparation fees during fiscal 2019.

OTHER MATTERS

The Company knows of no other matters to be brought before the Annual Meeting, but if other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent in accordance with their judgment.

ANNUAL REPORT AND FINANCIAL STATEMENTS

Stockholders are referred to the Company's Annual Report, including financial statements, for the fiscal year ended December 31, 2020. The 2020 Annual Report is not included with this Proxy Statement. Please go online to review the Company’s 2020 Annual Report at www.securitynational.com/annualmeeting. The Company will provide, without charge to each stockholder upon request, the 2020 Annual Report as filed with the United States Securities and Exchange Commission for the fiscal year ended December 31, 2020. Such requests should be directed to Jeffrey R. Stephens, Senior General Counsel and Secretary, by email at contact@securitynational.com or by regular mail at Security National Financial Corporation, 121 West Election Road, Suite 100, Draper, Utah 84020.

DEADLINE FOR RECEIPT OF STOCKHOLDER'S PROPOSALS FOR ANNUAL MEETING TO BE HELD IN JUNE 2022

Any proposal by a stockholder to be presented at the Company's Annual Meeting of Stockholders expected to be held in June 2022 must be received at the offices of the Company, 121 West Election Road, Suite 100, Draper, Utah 84020, no later than December 31, 2021.

By order of the Board of Directors,

/s/ Jeffrey R. Stephens
Jeffrey R. Stephens
Senior General Counsel
and Secretary
May 14, 2021
Salt Lake City, Utah